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                                  EXHIBIT 21
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                        SUBSIDIARIES OF THE REGISTRANT
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                                                JURISDICTION OF ORGANIZATION
            NAME                                      OR INCORPORATION
            ----                                      ----------------

SEI Financial Services Company                           Pennsylvania

SEI Financial Management Corporation                     Delaware

SEI Financial Services Limited                           Canada (Federal)

SEI Capital Limited                                      Canada (Federal)

Rembrandt Financial Services Company                     Pennsylvania

SEI Developments, Inc.                                   Delaware

SEI Software Corporation                                 Delaware

SEI Trust Company                                        Pennsylvania

SEI Funds, Inc.                                          Delaware

SEI Investments, Inc.                                    Delaware

SEI Global Investments Corporation                       Delaware

SEI Capital AG                                           Switzerland

Primus Capital Advisors Inc.                             Canada (Federal)

SEI Advanced Capital Management, Inc.                    Delaware

SEI Global Capital Investments, Inc.                     Delaware

SEI Global Management (Cayman) Inc.                      Cayman Islands, B.W.I.

SEI Global Asset Management Limited                      Ireland

Fund Resources International Limited                     Ireland

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